Exhibit 99.77(q)(a)(1)

AMENDMENT NO. 34 TO TRUST INSTRUMENT OF

VOYA FUNDS TRUST

Name Change of Series

Effective: December 1, 2014

THIS AMENDMENT NO. 34 TO THE TRUST INSTRUMENT OF VOYA FUNDS TRUST (“VFT”), a Delaware statutory trust, dated July 30, 1998, as amended (the “Trust Instrument”), reflects resolutions adopted by the Board of Trustees of VFT on November 20, 2014, with respect to Voya Strategic Income Fund, a series of VFT (the “Fund”), acting pursuant to the Trust Instrument, including Article XI, Section 11.8 of VFT’s Trust Instrument. The resolutions serve to change the name of the Fund, effective December 1, 2014.

VOYA FUNDS TRUST

SECRETARY’S CERTIFICATE

I, Huey P. Falgout, Jr., Secretary of Voya Funds Trust (“VFT”), do hereby certify that the following is a true copy of resolutions duly adopted by the Board of Trustees of VFT at a meeting held on November 20, 2014 with regard to the name change of one series of VFT:

WHEREAS, Article XI, Section 11.8 of the Trust Instrument dated July 30, 1998 (the “VFT Trust Instrument”), as amended, of Voya Funds Trust (“VFT”) provides that the Trustees may amend the VFT Trust Instrument, as they deem proper; so be it

RESOLVED, that the change in name from “Voya Strategic Income Fund” to “Voya Strategic Income Opportunities Fund,” or a substantially similar name be, and hereby is, approved, and that the officers of VFT be, and each hereby is, authorized, with the assistance of counsel, to take any and all such actions they determine, in their discretion, to be necessary to prepare, execute and deliver the amendment to the VFT Trust Instrument to change the name of Voya Strategic Income Fund, to be effective on a date deemed appropriate by the officers of VFT; and

FURTHER RESOLVED, that the officers of VFT be, and each hereby is, authorized to prepare, execute and deliver such instruments as are necessary to effect such name change, including, but not limited to, preparing and filing with the U.S. Securities and Exchange Commission a post-effective amendment and/or supplement to VFT’s Registration Statement on Form N-1A under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, for the purpose of renaming Voya Strategic Income Fund; and to prepare and file such amendment to the Registration Statement in such form as may be approved by such officers and counsel.

/s/ Huey P. Falgout, Jr.
Huey P. Falgout, Jr.
Secretary

Dated: December 1, 2014